Exhibit 10.30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

MATERIAL TRANSFER AGREEMENT

THIS MATERIAL TRANSFER AGREEMENT (“Agreement”), effective March 23, 2020 (“Effective Date”), is entered into between Biodesix, Inc., (hereinafter, “Biodesix”) having a place of business at 2970 Wilderness Place, Suite 100, Boulder, CO 80301, and BIO-RAD LABORATORIES, INC. (hereinafter “Bio-Rad”) having a place of business at 1000 Alfred Nobel Drive, Hercules CA 94547 (individually, a “Party”, and collectively, “Parties”).

Whereas, Bio-Rad and Biodesix are collaborating on an Emergency Use Authorization (EUA) submission to U.S. Food and Drug Administration as further described in Exhibit A (“the Purpose”);

Whereas, Bio-Rad and Biodesix will exchange information and materials in the pursuit of the Purpose;

Whereas, Bio-Rad and Biodesix desire to protect their rights to and in exchanged materials and information.

NOW, THEREFORE IN CONSIDERATION of the mutual covenants set forth below, the Parties hereby agree as follows:

Definitions

1. The term “Biodesix Material” means items listed in Table 2 of Exhibit B.

2. The term “Bio-Rad Material” means items listed in Table 1 of Exhibit B.

3. The term “Confidential Information” means all information, knowledge, and experience concerning a Party and/or its affiliates, including, but not limited to, business, scientific, technical, manufacturing information, procedure, formulation, process, or data, disclosed to the receiving party by or on behalf of the disclosing party related to the Purpose. Confidential Information also includes Biodesix Material and Bio-Rad Material as well as any information that results from carrying out the Purpose of this Agreement. The following are excluded from the definition of Confidential Information:

a. Information that is in or becomes part of the public domain through no fault of the receiving Party;

b. Information that was in the possession of the receiving Party beforereceipt from the disclosing Party and was not subject to a duty of confidentiality to the disclosing Party;

c. Information that is lawfully received from a third party who has the right to disclose it and who provides it without any breach, direct or indirect, of a duty of confidentiality to the disclosing Party;

d. Information that is independently developed without use of or reference to the disclosing Party’s Confidential Information or Party’s Material as evidenced by the receiving Party’s written records.

Ownership of Material.

4. The Parties agree that Biodesix Material is the property of Biodesix and Biodesix retains all right, title and interest in and to the Biodesix Material.

5. The Parties agree that Bio-Rad Material is the property of Bio-Rad and Bio-Rad retains all right, title and interest in and to the Bio-Rad Material.

Use of the Biodesix Material.

6. Biodesix grants to Bio-Rad a non-exclusive right to use the Biodesix Material only for the Purpose. Bio-Rad agrees not to use Biodesix Material for any other purpose or to distribute the Biodesix Material to any third party at any other time without prior written consent from Biodesix, which consent may be withheld by Biodesix at its sole discretion.

7. Bio-Rad will use the Biodesix Material in compliance with all applicable national and local laws and regulations.

8. Bio-Rad agrees that access to the Biodesix Material will only be given to its personnel, staff members, and agents who are directly participating in the performance of the Purpose and who have been informed of the limitations of use of such Biodesix Material as set forth in this Agreement. Bio-Rad shall be responsible for compliance by its personnel, staff members, and agents of such limitations of use and shall be liable for breach of this Agreement by its personnel, staff members, and agents with access to the Biodesix Material.

Use of the Bio-Rad Material.

9. Bio-Rad grants to Biodesix a non-exclusive right to use the Bio-Rad Material only for the Purpose. Biodesix agrees not to use Bio-Rad Material for any other purpose or to distribute the Bio-Rad Material to any third party at any other time without prior written consent from Bio-Rad, which consent may be withheld by Bio-Rad at its sole discretion.

10. Biodesix will use the Bio-Rad Material in compliance with all applicable national and local laws and regulations.

11. Biodesix agrees that access to the Bio-Rad Material will only be given to its personnel, staff members, and agents who are directly participating in the performance of the Purpose and who have been informed of the limitations of use of such Bio-Rad Material as set forth in this Agreement. Biodesix shall be responsible for compliance by its personnel, staff members, and agents of such limitations of use and shall be liablefor breach of this Agreement by its personnel, staff members, and agents with access tothe Bio-Rad Material.

Confidential Information.

12. Each Party agrees to use reasonable efforts, no less than those it uses for its own information of a like nature, to preserve the Confidential Information disclosed by the other Party as confidential for a period of [***] years from the Effective Date. Each Party agrees to disclose to only those of its personnel, staff members and agents who are directly participating in the Purpose or have a need to know said Confidential Information in connection with the performance this Agreement and who have agreed to maintain said Confidential Information confidential under the terms and conditions of this Agreement.

13. If a receiving Party becomes legally compelled to disclose the disclosing Party’s Confidential Information, so far as it is lawful and practicable, the receiving Party will notify the disclosing Party with a view to afford the disclosing Party an opportunity to seek a protective order or other appropriate remedy. In the event that such a protective order or other remedy is not obtained, the receiving Party shall furnish only that portion of the Confidential Information that it is legally obligated to disclose.

14. It is understood and agreed by both Parties that as the Purpose includes an application to the FDA for an EUA, certain information that may be Confidential Information may be disclosed in the application for the EUA. The Parties will cooperate in the application for the EUA (“the Application”) and will not unreasonably withhold consent for the Party’s Confidential Information to be included in the Application.

Representations and Warranties.

14. EACH PARTY REPRESENTS THAT IT HAS THE RIGHT TO ENTER INTO THIS AGREEMENT. EACH PARTY SUPPLIES ITS MATERIAL TO THE OTHER PARTY WITH NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY MAKES ANY REPRESENTATION THAT USE OF ITS MATERIAL WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF THIRD PARTIES.

15. Biodesix assumes all liability for damages which may arise from Biodesix’ use, storage, disposal or destruction of the Bio-Rad Materials. Bio-Rad will not be liable to Biodesix for any loss, claim or demand made by Biodesix, or made against Biodesix by any other party, due to or arising from the use, storage, disposal, or destruction of the Bio-Rad Materials by Biodesix (collectively, “Biodesix Use Claims”), and Biodesix shall defend, indemnify and hold harmless Bio-Rad from any Biodesix Use Claims, except to the extent when caused by the gross negligence or willful misconduct of Bio-Rad.

16. Bio-Rad assumes all liability for damages which may arise from its receipt and use of the Biodesix Materials. Biodesix will not be liable to Bio-Rad for any loss, claim or demand made by Bio-Rad, or made against Bio-Rad by any other party, due to or arising from the use of the Biodesix Material by Bio-Rad (“Bio-Rad Use Claims”) and Bio-Rad shall defend, indemnify and hold harmless Biodesix from any Bio-Rad Use Claims, except to the extent caused by the gross negligence or willful misconduct of Biodesix.

Assignment.

17. This Agreement is not assignable by either Party without prior written consent of the other Party.

Representations

18. Biodesix understands that if required by applicable law, Bio-Rad shall report the information contained in this Agreement to relevant regulators. Bio-Rad uses a variety of standardized global systems and processes to manage data relevant to this Agreement, in accordance with relevant data protection laws.

19. It is the duty of the signatories to be in compliance with relevant transparency laws within their applicable jurisdiction(s).

20.Please check all representations that apply and provide applicable information. One selection must be checked. If none of the first five representations apply, please check the sixth None of the Above:

☐ Purpose shall be conducted at a healthcare organization licensed in the US INSERT: number or REMOVE THIS TEXT with TIN# INSERT: number or REMOVE THIS TEXT;

☐ Denmark or Belgium - You are a healthcare professional (physician, pharmacist, medical laboratory technician, nurse, dentist, midwife, or another healthcare professional

☐ Denmark - If applicable, please provide CPR number. #                                          INSERT

☐ Belgium - If applicable, please provide INAMI / RIZIV number or a National Register Number #                                          INSERT

☐ You are a subject to any other transparency law requirements from a jurisdiction other than those mentioned above explain jurisdiction

☒ None of the above

Term and Termination.

21. This Agreement will terminate upon one (1) year from the Effective Date or upon thirty (30) days written notice by either Party to the other. The Parties agree that Sections 12-17, 25 and 28 shall survive the termination or expiration of this Agreement.

22. Upon termination or expiration of this Agreement Biodesix’s right to use Bio-Rad Material and Bio-Rad’s right to use Biodesix Material will end. Upon termination or expiration of this Agreement, Bio-Rad will return remaining Biodesix Material to Biodesix and Biodesix will return remaining Bio-Rad Material to Bio-Rad. Either Party may request that the other Party destroy unused Material in lieu of returning it.

23. At any time upon request, receiving Party will return or destroy all Confidential Information provided by disclosing Party (including all copies), and will destroy all notes and memoranda to the extent they contain disclosing Party’s Confidential Information, and will make no further use of any Confidential Information, except that the receiving Party may retain one archival copy of the Confidential Information in a secure location for the purpose of demonstrating compliance with this Agreement and receiving Party will not be required to delete electronic copies on computer back-up devices made for the purpose of disaster recovery. In the event of destruction, and upon the request of the disclosing Party, receiving Party agrees to certify in writing that such destruction has been accomplished.

Miscellaneous.

24. This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

25. This Agreement constitutes the entire agreement and understanding of the Parties hereto and supersedes any prior agreements or understandings relating to the subject matter hereof. No amendments or changes to this Agreement shall be effective unless made in writing and signed by authorized representatives of both Parties.

26. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or employer-employee relationship of any kind.

27. Each Party agrees that it will not use the name or logo of the other Party or any of its affiliates, or any of its respective trustees, directors, officers, staff members, employees, students or agents in any advertising, promotional or sales literature, publicity without the prior written approval of the Party or individual whose name or logo is to be used. This provision does not supersede any previous permissions granted by either Party in regards to names or logos and only applies to the Purpose.

28. The provisions of this Agreement are severable. In the event that any provisions of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

/ / /

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by proper persons thereunto duly authorized.

BIODESIX, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ Robin Harper Cowie	By:	/s/ Josh Shinoff

Name:	Robin Harper Cowie	Name:	Josh Shinoff

Title:	CFO	Title:	Vice President, Business Development, LSG & DBG

Date:	3/31/2020	Date:	3/31/2020

Exhibit A - STATEMENT OF WORK

Collaborator’s Information	Date: 3/22/2020
Name: Gary Pestano, PhD	NPI #: [***]
Institution: Biodesix, Inc.	Phone: [***]
Phone: [***]	Email: gary.pestano@biodesix.com

Project Name: Biodesix ddPCR COVID-19 EUA test

Project Description: The emergence of COVID-19 (coronavirus) has demonstrated the need for highly sensitive and accurate testing. The standard of care in virology testing, qPCR, has shown in 2 recent papers from Wuhan to not be as sensitive or accurate as ddPCR1-2. Additionally, there is a large need globally for assays that can be deployed on both RUO and IVD platforms under emergency use authorization (EUA) from the FDA and other regulatory bodies.

The intent of this collaboration is for Biodesix to create, validate and file Bio-Rad’s ddPCR SARS- CoV-2 test for EUA with the FDA specifically for use in Biodesix’s CLIA laboratory in Colorado. Additionally, Bio-Rad will file a kit manufacturer SARS-CoV-2 EUA with the FDA for broad distribution in the US. The need is high for broad, high-quality assays during this pandemic – both Biodesix and Bio-Rad can contribute to remedy this need.

Initial validation studies to support the Biodesix EUA will be conducted according to FDA guidelines using the recommended genomic RNA (NR-52281, novel coronavirus 2019- nCoV/USA-WA1/2020 control material spiked into negative samples to create 30 “positives” and 30 ‘negatives”. Similarly, additional validation studies will be conducted using <100 contrived samples created from negative sample spiked with standard material from Exact Diagnostics:

<50 negative samples, <25 low positive samples and <25 high positive samples.

Significance of Project: There are at least 8 PCR assays filed with the FDA for EUA: all qPCR based with similar performance. However, the availability of ddPCR will provide both additional testing capability and an analytical comparison of sensitivity and specificity to qPCR. Biodesix will not only file their CLIA EUA but also provide access to Bio-Rad for residual samples that could be used for 510k filing once the EUA has expired. Finally, the SARS-CoV-2 ddPCR assay will also broaden the portfolio of both Biodesix and Bio-Rad in molecular diagnostic testing.

How will the development and V&V accomplished?

Bio-Rad will provide materials and protocols produced during feasibility to Biodesix.

Biodesix, per CLIA guidelines, will confirm feasibility, run verification and validation testing in keeping with previously approved SARS-CoV-2 EUA tests and file with the FDA. Biodesix will run pre-defined extraction method and multiple manual DG/QX200 systems in parallel . Currently, the maximum capacity for COVID-19 testing at Biodesix is 1000 tests/day.

Is the current qPCR test unsatisfactory?

Evidence of qPCR test performance varies; however all EUA tests document sensitivity of 0.009 TCID50/mL3 and/or 0.33 copies/µ|[4] at 95% positivity. As seen in the recent Wuhan papers, disease is likely present at lower levels than qPCR can detect due to sampling, interfering substances or other issues resulting in observed high false negative rates.

What would success look like? An approved FDA EUA and live SARS-CoV-2 test at Biodesix laboratory.

What Bio-Rad will provide:

1.  Reagents for ~1000 SARS-CoV-2 tests including:

a)  1-step ddPCR super mix (may not be final configuration of assay which is expected to be 5000 reactions/kit)

b)  Plastics

c)  Droplet generation and droplet reader oil

d)  2019-nCoV CDC ddPCR Triplex Probe Assay

e)  Exact Diagnostics SARS-CoV-2 Standard, Part# COV19(www.exactdiagnostics.com)

f)   Exact Diagnostics SARS-CoV-2 Negative, Part# COV000

2.  Regulatory support

3.  Supply agreement for 2019-nCoV CDC ddPCR Triplex Probe Assay

4.  Protocols developed during Bio-Rad feasibility

5.  Commitment to prioritized instrument service and/or replacements

What Biodesix will provide:

1.  ddPCR instruments (QX200 manual DGs, thermocyclers and QX200 droplet readers)

2.  Trained Laboratory personnel

3.  Certified CAP/CLIA/NYS CLEP, ISO13485-approved BSL2 clinical laboratory facility

4.  Laboratory Director services for test review and resulting

5.  Samples, contrived and /or patient derived

6.  Positive specimen procurement for validation (BEI)

7.  Regulatory support for EUA filing

8.  Extraction kit and process testing

9.  Full access to all resulting data to Bio-Rad for use in joint publications and purposes

Project timing start: Kick off meeting between Bio-Rad and Biodesix on 3/19/2020. Reagents and consumable to ship week of 3/23/2020. Completion of Biodesix EUA and go live estimated week of 4/6/2020.

If Biodesix successfully executes EUA, Biodesix agrees to act as a reference, speak publicly and present EUA data in the public domain where appropriate.

MTA and NDA in place through 2021- amended to add this SOW

[1]  https://www.medrxiv.org/content/10.1101/2020.02.29.20029439v1

[2]  https://www.medrxiv.org/content/10.1101/2020.03.14.20036129v1

[3]  Roche CoV-2 Cobas Package insert

[4]  Primerdesign CoV-2 Package insert

Exhibit B

Table 1. Bio-Rad items to be shipped to Biodesix

Part Number	Item	Qty Per Item	Qty needed per Study	List Price per unit	List Price Total

COVO19	COV019 SARS-CoV-2 Standard	5 vials	2	[***]	[***]

dEXD28563542	2019-nCoV CDC ddPCR Triplex Probe Assay	1 x 200 rxn	3	[***]	[***]

1864022	One-step RT ddPCR Advanced kit for probes	1 x 500 rxn	1	[***]	[***]

N/A	Nasopharyngeal swab samples and/or extracted nucleic acids	1	60	[***]	[***]

				Total	[***]

Table 2. Biodesix items to be shipped to Bio-Rad

Part Number	Item	Qty Per Item	Qty needed per Study	List Price per unit	List Price Total

R1040	Quick-RNA Viral 96 Kit	1	1	[***]	[***]

				Total	[***]